UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 11, 2007

EQUITABLE RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equitable Resources, Inc. (the “Company”) announced on July 11, 2007 that its Board of Directors elected John A. Bergonzi to the position of Vice President, Finance and Theresa Z. Bone to the position of Vice President and Corporate Controller, effective July 11, 2007.

Mr. Bergonzi, age 54, who currently serves as the principal accounting officer of the Company, has been a Vice President and Corporate Controller since January 2003, and previously served as Corporate Controller and Assistant Treasurer from December 1995 to December 2002.

Ms. Bone, age 43, joined the Company in December 1996.  Ms. Bone previously served as Controller of the Company’s Equitable Utilities segment from December 2004 until July 2007 and as Controller of the Company’s Equitable Supply segment from May 2000 until December 2004.

In his new position, Mr. Bergonzi will assist Ms. Bone in transitioning to her new position and will supervise the shared services and tax groups.  Mr. Bergonzi will continue to serve as the principal accounting officer during Ms. Bone’s transition to her new position, with the expectation that Ms. Bone will assume the principal accounting officer role.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and
Chief Financial Officer
Date: July 12, 2007